UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

RESPONSE GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 30, 2009

Dear Stockholder,

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Response Genetics, Inc. to be held on Tuesday, June 16, 2009 at 10:00 a.m., Eastern time, at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are included in the Notice of 2009 Annual Meeting of Stockholders and proxy statement that follow.

Consistent with the Securities and Exchange Commission rules, we are furnishing proxy materials to our stockholders principally by notifying you of the availability and location at which you can access our proxy materials on the Internet. We believe this process, which utilizes the e-proxy process known as “notice and access,” expedites stockholders’ receipt of proxy materials and lowers our printing and mailing costs.

On or about April 30, 2009, we mailed a Notice of Internet Availability to our stockholders containing instructions on how to access our proxy materials online and on how to vote.

We hope you plan to attend the Annual Meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return a proxy card in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

/s/ Kathleen Danenberg
Kathleen Danenberg
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT
PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE

April 30, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2009

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Response Genetics, Inc. will be held on Tuesday, June 16, 2009, at 10:00 a.m., Eastern time, at the The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect nine directors to serve one-year terms expiring in 2010.
2.	To ratify the appointment of Singer Lewak, LLP as the company’s independent public accountants for the fiscal year ending December 31, 2009.
3.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:  You may vote if you were the record owner of Response Genetics, Inc. stock at the close of business on April 30, 2009. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at our corporate headquarters, 1640 Marengo Street, 6th Floor, Los Angeles, CA 90033. All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILTIY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2009

Our proxy statement, a proxy card and our 2008 annual report to stockholders are available on the Internet at http://www.responsegenetics.com or printed versions of such materials will be furnished upon written or oral request.

We hope all stockholders will be able to attend the annual meeting. However, in order to ensure that a quorum is present at the meeting, please take the time to vote now, whether or not you plan to attend the annual meeting. You may vote using one of the methods described in the Notice of Internet Availability of Proxy Materials or our proxy statement or if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card.

By Order of the Board of Directors,

/s/ Thomas Stankovich

Thomas Stankovich
Vice President, Chief Financial Officer and Secretary
Los Angeles, California

i

Response Genetics, Inc.
1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900

PROXY STATEMENT
For the 2009 Annual Meeting of Stockholders To Be Held On June 16, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the accompanying proxy card because Response Genetics, Inc.’s Board of Directors is soliciting your proxy to vote at the 2009 annual meeting of stockholders and any adjournments of the meeting to be held at 10:00 am on Tuesday, June 16, 2009 at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials, as well as our 2008 Annual Report on Form 10-K which includes our financial statements for the fiscal year ended 2008, over the Internet. Accordingly, on or about April 30, 2009, we sent our stockholders a Notice of Internet Availability of Proxy Materials. All stockholders receiving the notice have the ability to access the proxy materials over the Internet and to request a paper copy of these materials. Instructions on how to access the proxy materials or submit your proxy over the Internet or to request a paper copy of the proxy materials may be found in the notice. In addition, the notice contains instructions on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. You will not receive a printed copy of the proxy materials unless you request one.

Copies of this proxy statement, a proxy card and our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, will be furnished without charge to any stockholder upon written or oral request to e-mail: info@amstock.com; website: http://www.amstock.com/proxyservices/requestmaterials.asp; telephone: 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers). This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 also are available in the Investors section of our website at www.responsegenetics.com and the SEC’s website at www.sec.gov.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 30, 2009 are entitled to vote at the annual meeting. On this record date, there were 12,239,276 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Response Genetics, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

•	By mail. If you requested printed copies of these proxy materials, you may complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	By Internet. To vote by Internet, please visit www.voteproxy.com and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors. If you vote by Internet, you do not need to mail in a proxy card.
•	By telephone. To vote by phone, call 1-800-PROXIES (1-800-776-9437) toll-free from the United States or 1-718-921-8500 from foreign countries and follow the instructions. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors. If you vote by telephone, you do not need to mail in a proxy card. Stockholders with rotary telephone service will not be able to vote by telephone.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and
•	“FOR” ratification of the selection of independent auditors for our fiscal year ending December 31, 2009.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above with a later date;
•	notifying Response Genetics, Inc.’s Secretary in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of independent public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock Transfer and Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to offer two options for our 2009 annual meeting: (1) viewing a live Webcast at www.responsegenetics.com or (2) attending in person. The annual meeting will be held at 10:00 am on Tuesday, June 16, 2009 at The New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. When you arrive at The New York Palace Hotel, New York, NY 10022, signs will direct you to the appropriate meeting rooms. If you choose to view the Webcast, go to www.responsegenetics.com shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.responsegenetics.com until July 17, 2009. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements, notices and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Response Genetics Inc.’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Response Genetics, Inc. shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your Response Genetics, Inc. shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, NY 10039.
•	If a broker or other nominee holds your Response Genetics, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 28, 2009 by each of our named executive officers, each of our directors and director nominees, all of our current directors and executive officers as a group and each person, entity or group of affiliated person or entities known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 28, 2009 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 12,239,276 shares of common stock outstanding on April 28, 2009.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Directors and Executive Officers
David Smith	1,389,104		11%
Michael Serruya	6,814		*
Kathleen Danenberg	660,310	(1)	5%
Tom DeMeester	375,720		3%
Hubertus Spierings	8,625	(2)	*
Gary D. Nusbaum	5,750	(2)	*
John C. Ferrara	2,875	(2)	*
Kirk K. Calhoun	2,875	(2)	*
David R. Gandara, M.D.	2,875	(2)	*
Thomas Stankovich	25,244	(2)	*
James Clark	25,215	(2)	*
Denise McNairn	25,320	(2)	*
All current executive officers and directors	2,530,727		21%
5% or More Stockholders
Kathleen Danenberg	660,310	(1)	5%
Clara Serruya	1,728,656	(3)	14%
Samuel Serruya	1,728,656	(4)	14%
AWM Investment Co., Inc	3,197,355	(5)	26%
WSV Management, LLC	910,493	(6)	7%

*	Indicates ownership of less than 1%.
(1)	Includes of 426,108 shares of common stock jointly owned by Ms. Danenberg and her husband, Peter Danenberg. Includes 234,202 shares of common stock issuable upon the exercise of options within 60 days of April 28, 2009.
(2)	Includes amounts for stock options that have vested or will vest within 60 days of April 28, 2009.
(3)	Includes 864,328 shares of common stock owned by her husband, Samuel Serruya, as to which Mrs. Serruya disclaims beneficial ownership.
(4)	Includes 864,328 shares of common stock owned by his wife, Clara Serruya, as to which Mrs. Serruya disclaims beneficial ownership.
(5)	According to a Form 4 filed by Austin W. Marxe and David M. Greenhouse on April 29, 2009, Mr. Marxe and Mr. Greenhouse have shared power to vote and dispose of or direct the disposition of 3,197,170 common shares. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III QP, L.P. (“QP”). AWM Investment Company, Inc. (“AWM”) is the general partner of

MGP, the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. (“Cayman”) and the investment adviser to QP and the Special Situations Life Sciences Fund, L.P. (“LS”). Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above, which include respectively 929,985 common shares held by QP, 1,148,457 common shares held by Cayman, and 1,118,913 common shares held by LS. The principal address for AWM Investment Co. is 527 Madison Ave. #2600, New York, NY 10022.
(6)	According to a Schedule 13G filed by WSV Management, LLC, WSV Management, LLC, WS Ventures Management. L.P., Reid S. Walker, G. Stacy Walker, and Patrick P. Walker have shared power to vote and dispose of or direct the disposition of 910,493 common shares. The principal address for WSV Management, LLC is 300 Crescent Court # 1100, Dallas, TX 75201.

MANAGEMENT

The Board of Directors

On April 22, 2009, our Board of Directors voted to nominate Tom DeMeester, M.D., Kathleen Danenberg, Hubertus Spierings, Gary D. Nusbaum, John C. Ferrara, Kirk K. Calhoun, David R. Gandara, M.D. Michael Serruya and David M. Smith for election at the annual meeting, each for a term of one year to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Tom DeMeester, M.D.	71	Chairman of the Board
Kathleen Danenberg	62	Director, Chief Executive Officer and President
David M. Smith	42	Vice Chairman of the Board
Hubertus Spierings	64	Director
Gary D. Nusbaum	42	Director
John C. Ferrara	57	Director
Michael Serruya	44	Director
David R. Gandara, M.D.	61	Director
Kirk K. Calhoun	65	Director

The following is a brief summary of the background of each of our directors. There are no family relationships among any of the executive officers or directors.

Tom R. DeMeester, M.D. has been the Chairman of our board of directors since March 2000. Dr. DeMeester has been the Chairman Emeritus of the Department of Surgery and Professor Emeritus of General and Cardiothoracic Surgery at the USC School of Medicine since January 2009. From 1990 to 2009, Dr. DeMeester was the Chairman of the Department of Surgery and Professor of General and Cardiothoracic Surgery at the USC School of Medicine. From 1984 to 1990, Dr. DeMeester served as Chairman and Professor of the Department of Surgery at Creighton University School of Medicine. Dr. DeMeester received his M.D. from the University of Michigan School of Medicine and a B.A. from Calvin College.

Kathleen Danenberg has been our Chief Executive Officer and President since 2002. Prior to that, she served as our Vice President and Chief Scientific Officer from December 2000 to December 2002. Ms. Danenberg has served as one of our board members since March 2000. Ms. Danenberg’s began her career in molecular research and developed broad expertise in a variety of areas and applications. While at USC, Ms. Danenberg invented a breakthrough patented method to extract RNA from formalin-fixed paraffin embedded tissue specimens which became the basis for the establishment of Response Genetics, Inc. Prior to her work at USC, Ms. Danenberg received her B.S. in biochemistry from the University of Wisconsin. Ms. Danenberg has over 100 scientific publications to her credit.

David M. Smith is a founder and has served as Vice Chairman and a Director of our board of directors since December 1999. From 1998 until 2005, Mr. Smith was an Executive Vice President and Director, and

later, Chief Operating Officer of CoolBrands International Inc. (TSE:COB.A), and from 1993 until 2006, he was a Director, and later the Chairman and Chief Executive Officer, of Calip Dairies, a privately held consumer products company. Mr. Smith was also the Chairman and Chief Executive Officer of Hempstead Capital Corporation, a private holding company, until it was acquired in 2006. Mr. Smith is currently the founder and Managing Partner of Smith Global Ventures, a privately held venture firm. Mr. Smith received a B.A. degree and graduated with honors from Boston University.

Hubertus Spierings has served on our board of directors since June 4, 2007. From 1992 until 2002, Mr. Spierings served as a non-executive chairman of the board of Cargill International S.A., a subsidiary of a privately held agricultural management company, and from 1999 until 2002, he served as executive vice president of Cargill, Inc, a privately held agricultural management company. From 2004 until early 2009, Mr. Spierings served as a director on the board of directors of the International Management Institute-Kyiv, a private Ukranian professional school. Mr. Spierings earned a degree in economics from Nyenrode N.O.I.B. (an international business college in the Netherlands).

Gary D. Nusbaum has served on our board of directors since August 24, 2007. From 1989-2002, Mr. Nusbaum was at the Private Equity firm Warburg Pincus, where he was a Managing Director, and from 2003 until 2005, Mr. Nusbaum was a Managing Director at Aetos Capital, an asset management firm. At Aetos Capital, Mr. Nusbaum was the firm’s Chief Financial Officer, and also headed its private equity business. In 2006, Mr. Nusbaum joined Palladium Equity Partners, LLC, as a Managing Director. Mr. Nusbaum received his Bachelor of Science in Economics and Master of Business Administration degrees from The Wharton School of the University of Pennsylvania. He has been a board member of several public and private companies.

John C. Ferrara has served on our board of directors since April 4, 2008. Mr. Ferrara is currently Chief Financial Officer of EDGAR® Online®, Inc. (NASDAQ: EDGR). Prior to joining EDGAR® Online®, Inc., Mr. Ferrara served as Interim CFO to GAMCO Investors, Inc., President of The LGL Group, Inc. and has held chief financial officer positions at Space Holding Corporation, Golden Books Family Entertainment and Renaissance Communications Corporation. Since 1999, Mr. Ferrara has served on the Boards of Directors of several public companies, including GAMCO Investors and Lynch Interactive. Mr. Ferrara is currently serving on the Board of Voice of an Angel, Inc., a non-profit organization. Mr. Ferrara holds a B.S. in Accounting from the University of Maryland as well as an M.B.A. in Finance from Columbia University.

Michael Serruya has served on our board of directors since March 2000. Since February 2000, Mr. Serruya has been Chairman of Yogen Fruz World Wide Incorporated, and from 1995 to February 2000 he was President, Chief Executive Officer and Chairman of Yogen Fruz, a consumer products company. Mr. Serruya was also a member of the Ontario Jobs and Investment Board, an Ontario government organization. Mr. Serruya is currently the President and Chief Executive Officer of CoolBrands International Inc. (TSE:COB.A). Mr. Serruya attended Ryerson Polytechnical Institute.

David R. Gandara, M.D. has served on our board of directors since April 30, 2008. Since 1994, Dr. Gandara has been a professor of medicine at the University of California, Davis School of Medicine. He also is Associate Director of Clinical Research and has been Director of Thoracic Oncology at the University of California, Davis Cancer Center since 1994. He is a diplomat of the American Board of Internal Medicine specializing in Medical Oncology. He also serves on the board of directors for the International Association for the Study of Lung Cancer (IASLC) and is a prior board member and secretary-treasurer of the American Society for Clinical Oncology (ASCO). He also is chair of the NCI-directed Lung Correlative Science Committee. Dr. Gandara received his M.D. from the University of Texas Medical Branch and holds a B.A. from the University of Texas.

Kirk K. Calhoun has served as a member of our board of directors since May 16, 2008. Mr. Calhoun joined Ernst & Young, LLP, a public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant. He is currently on the board of directors of Abraxis Bioscience, Inc. and was on the board of directors of Replidyne, Inc. until its acquisition by Cardiovascular Systems, Inc. in February 2009. Mr. Calhoun received a B.S. in Accounting from the University of Southern California.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Response Genetics, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market: Hubertus Spierings, Gary D. Nusbaum, John C. Ferrara, David R. Gandara, M.D. and Kirk K. Calhoun.

In the course of our board of directors’ determination regarding the independence of Gary Nusbaum in particular, the board of directors considered that a member of his immediate family is partner and chairman of a law firm which served as the Company’s legal counsel on certain matters during the last fiscal year, and it is anticipated the Company will continue the relationship with the firm in this fiscal year. Our board of directors ultimately determined that Mr. Nusbaum can be classified as an independent director based on the relative insignificance of the Company’s annual legal fees paid to the law firm as a percentage of such firm’s total annual revenue.

Board of Directors Meetings and Attendance

Our board of directors met five times during the fiscal year ended December 31, 2008, either in person or by teleconference. During 2008, each of our directors attended at least 75% of the aggregate of the number of meetings of the Board and of committees of the Board on which he served during fiscal 2008.

Our corporate governance guidelines provide that directors are strongly encouraged to attend the annual meeting of stockholders. Dr. DeMeester, Ms. Danenberg, Mr. Calhoun, Mr. Ferrara, Mr. Nusbaum, Mr. Serruya, Mr. Smith and Mr. Spierings attended the 2008 annual meeting of our stockholders.

Board Committees

In order to fulfill its responsibilities, our board of directors has delegated certain authority to its committees. There are three standing committees.

A brief description of each of the Board committees and their functions is described below. Additional information about the committees can be found in the committee charters, which are available on the Investor Relations section of our website at www.responsegenetics.com. Printed copies of these charters or the Code may be obtained without charge by writing to the Corporate Secretary.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities and Exchange Act of 1934.

Audit Committee

Our audit committee’s responsibilities include:

•	assisting the Board in monitoring the integrity of the financial statements of the Company and financial reporting procedures and the Company’s compliance with legal and regulatory requirements;
•	approving and retaining the independent auditors to conduct the annual audit of our books and records and informing the Board of any significant accounting matters, including accounting policies;
•	reviewing management’s accounting for the Company’s financial results and reviewing the timeliness and adequacy of the reporting of those results and related judgments;
•	reviewing the proposed scope and results of the audit;
•	reviewing and pre-approving the independent auditor’s audit and non-audit services rendered;
•	approving the audit fees to be paid;
•	reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and preventing prohibited non-audit services;
•	overseeing internal audit functions and inquiring into the audits of the Company’s books made internally and by outside independent registered public accounting firm;
•	reviewing the performance of the Audit Committee;
•	establishing procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls, and for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;
•	reviewing and reporting to the Board on the Company’s management of its financial resources; and
•	preparing the report of the audit committee that SEC rules require to be included in our annual meeting proxy statement.

The members of our audit committee are Mr. Ferrara, Mr. Nusbaum and Mr. Calhoun. Mr. Ferrara chairs the committee. Mr. Spierings served as a member of our audit committee until his resignation from the committee effective June 17, 2008. John C. Ferrara, the Chairman of the Audit Committee, is an independent director who has been determined by our Board of Directors to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Ferrara’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Ferrara any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Our audit committee met seven times during 2008.

A copy of the Audit Committee’s written charter is publicly available on our website at www.responsegenetics.com.

Compensation Committee

Our compensation committee is composed of three members and is authorized to:

•	review and recommend the compensation arrangements for management, including the compensation for our president and chief executive officer;
•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;
•	administer our stock incentive plans; and
•	prepare the report of the compensation committee that SEC rules require to be included in our annual meeting proxy statement.

The Compensation Committee has adopted a combination of compensation elements in order to further our compensation goals. The elements include: (i) base salary, (ii) annual or other time or project based incentive compensation based upon individual and corporate performance; and (iii) long-term incentive compensation in the forms of equity participation. In furtherance of our compensation objectives, the Compensation Committee also considers publicly available compensation data for directors and management, provided by our compensation consultant, Equilar, Inc. In addition, the Compensation Committee considers the recommendation of our chief executive officer with respect to the appropriate compensation of our other executive officers.

The members of our compensation committee are Mr. Spierings, Mr. Calhoun and Dr. Gandara. Mr. Spierings chairs the committee. Mr. Nusbaum served as a member of our Compensation Committee until his resignation from the committee effective June 17, 2008. Mr. Ferrara served as a member of our Compensation

Committee until his resignation from the Committee effective September 17, 2008. Mr. Calhoun was duly elected to our Compensation Committee on September 17, 2008. Our compensation committee met three times during 2008.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.responsegenetics.com.

Nominating and Governance Committee

Our nominating and governance committee is composed of three members and is authorized to:

•	seek and identify individuals qualified to become Board members, and reviews and recommends possible candidates for Board membership, taking into account such criteria as independence, skills, diversity, occupation and experience in the context of the needs of the Board;
•	review the structure of the Board, its committees and overall size;
•	recommend for Board approval assignments of Board members to committees and selection of Board committee chairs;
•	oversee the implementation of the Code of Business Conduct and Ethics and monitors compliance with the Code;
•	determine a schedule for regular executive sessions of the Board in which non-management directors meet without management participation;
•	develop and recommend to the Board corporate governance principles applicable to our company;
•	oversee the process of succession planning for management;
•	review and maintain oversight of matters relating to the independence of Board and committee members;
•	review the performance of the nominating and governance committee; and
•	oversee the annual performance evaluation of the board of directors and management.

The members of our Nominating and Governance Committee are Mr. Spierings, Mr. Nusbaum and Mr. Ferrara. Mr. Nusbaum chairs the committee. Our nominating and governance committee met three times during 2008.

A copy of the Nominating Committee’s written charter is publicly available on the Company’s website at www.responsegenetics.com.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Corporate Headquarters to the attention of Thomas Stankovich, 323-224-3900. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions to the Board members via e-mail at Directors@responsegenetics.com. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings
•	resumes and other forms of job inquiries
•	surveys
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our named executive officers as of December 31, 2008. We have employment agreements with all of our named executive officers.

Name	Age	Position
Kathleen Danenberg	62	President, Chief Executive Officer and Director
Thomas Stankovich	48	Vice President, Chief Financial Officer and Secretary
James Clark	40	Vice President and Chief Operating Officer
Denise McNairn	41	Vice President and General Counsel

The following is a brief summary of the background of each of our named executive officers. There are no family relationships among any of the executive officers.

Kathleen Danenberg has been our Chief Executive Officer and President since 2002. Please see her biography in the section entitled “The Board of Directors” above.

Thomas Stankovich has served as our Vice President, Chief Financial Officer and Secretary since November 2006. Mr. Stankovich has gained financial and business experience over the past 23 years working in both domestic and international operations with publicly-traded companies in the pharmaceutical and biotechnology industries. Mr. Stankovich most recently was Executive Vice President and Chief Financial officer at Cobalis Corp. (Nasdaq: CLSC) from December 2005 until he joined us. Subsequent to Mr. Stankovich's departure from Cobalis in November, 2006, Cobalis declared Chapter 11 bankruptcy in October, 2007. Prior to his position at Cobalis Corp., he worked at MP Biomedicals, LLC where he served as Senior Vice President and Chief Financial Officer from July 2003 to December 2005. From January 2003 through July 2003 Mr. Stankovich worked as a financial consultant. He served as Senior Vice President and Chief Financial Officer for Ribapharm, Inc. (NYSE: RNA) from December 2001 to January 2003 (now part of Valeant Pharmaceuticals International) (NYSE: VRX) where he helped complete an initial public offering in April 2002. Since 1986, Mr. Stankovich has served in various executive financial management positions for ICN Pharmaceuticals, Inc. (NYSE: ICN) (now renamed Valeant Pharmaceuticals International) including Vice President, Chief Financial Officer for ICN International A.G., and Vice President and Controller for ICN Europe. Mr. Stankovich holds Bachelor of Science degrees in both accounting and finance from California State University, Northridge.

James Clark joined us as our Vice President and Chief Operating Officer in October 2006 and was terminated by the Company in February 2009 in connection with the reduction of workforce. From June 1, 2003 to August 31, 2006, Dr. Clark served as head of the Cancer Molecular Biology, Technology group at GlaxoSmithKline — Biologicals (NYSE: GSK). From 1995 to 2003, Dr. Clark served as a Senior Research Fellow within the Department of Medicine, University of Glasgow, where he began his career developing molecular techniques and applications for the study of the immune response to breast cancer. Dr. Clark received his B.S.c from Heriot-Watt University, Edinburgh, Scotland and his Ph.D. from the Department of Biochemistry, University of Glasgow, Scotland.

Denise McNairn has served as our Vice President and General Counsel in February 2007. Prior to joining us, from 2001 to 2007, Ms. McNairn was an attorney at Kenyon & Kenyon LLP. Prior to working for Kenyon & Kenyon, Ms. McNairn worked as a Technology Transfer Specialist at the National Cancer Institute Technology Transfer Branch, where she began her career in drafting and negotiating transactional agreements. Ms. McNairn received her B.S. from Virginia Polytechnic Institute and State University, an M.S. from Johns Hopkins University and her J.D. from the University of Maryland School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2007 and 2008 to (1) our Principal Executive Officer, (2) our Principal Financial Officer and (3) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended 2008.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Options ($)(A)	All Other Compensation(B)		Total ($)
Kathleen Danenberg, President and CEO	2008	$371,000		$0	$417,676	$18,027	(B)	$806,703
	2007	$350,000		$175,000	$689,836	$114,673		$1,329,509
Thomas Stankovich, Vice President, Chief Financial Officer and Secretary	2008	$233,200		$0	$111,188	$0		$344,388
	2007	$220,000		$80,000	$44,387	$0		$344,387

James Clark, Vice President, Chief Operating Officer	2008	$251,856	(C)	$0	$110,048	$0		$361,904
	2007	$237,600		$80,000	$44,314	$0		$361,914

Denise McNairn, Vice President, General Counsel	2008	$238,500		$0	$111,575	0		$350,075
	2007	$225,000		$80,000	$44,576	$0		$349,576

(A)	Represents the compensation expense related to outstanding stock options we recognized for the year ended December 31, 2008 under Statement of Financial Accounting Standards 123R to our named executive officers. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements for the year ended December 31, 2008.
(B)	“All Other Compensation” for the year ended December 31, 2008 includes amounts paid to Ms. Danenberg pursuant to the monthly car and personal expense allowances provided for under the terms of her Employment Agreement.
(C)	Mr. Clark’s salary was paid in pounds sterling and was then converted to US dollars at an average exchange rate of $1.86 per Pound Sterling.

All bonuses for 2007 were awarded on February 12, 2008 and paid on February 19, 2008.

The Danenberg Employment Agreement

We entered into an employment agreement with Ms. Danenberg on December 11, 2000. This previous agreement was superseded by a new employment agreement, which we entered into as of October 26, 2006, as amended on December 14, 2006 and on May 29, 2007, for the position of President and Chief Executive Officer. The agreement has an initial term of three years, with automatic one-year renewal terms thereafter. Ms. Danenberg is to receive an initial base salary of $350,000 per year, subject to annual adjustments at the discretion of the Board. Ms. Danenberg also is eligible to earn a minimum of 40% of her base salary as an annual bonus based upon our meeting certain performance targets and her meeting personal objectives as determined by our board of directors.

We granted Ms. Danenberg non-qualified stock option under the 2006 Stock Plan, in an amount equal to 3% of the number of shares of our common stock outstanding on October 26, 2006 on a fully diluted basis or 212,577 options at an exercise price equal to $7.00, which was the initial public offering price of our common stock (the “IPO Price”). One third of these options vested immediately upon the issuance of the options and the remainder shall vest in two equal installments on the first and second anniversaries of the date of Ms. Danenberg’s employment agreement (October 26, 2006). The options will vest immediately upon a change in control. Ms. Danenberg will be eligible for future option grants as approved by our board of directors. We will provide Ms. Danenberg with a monthly allowance of $1,000 to cover miscellaneous business expenses and a $1,000 monthly automobile allowance. We agreed to cover up to $5,000 of Ms. Danenberg’s legal fees incurred in the negotiation of her employment agreement and up to $1,000 of Ms. Danenberg’s legal fees incurred in the negotiation of the amendment to her employment agreement.

In the event that Ms. Danenberg’s employment is terminated without cause or for good reason, as defined under the agreement, we are obligated to pay her severance equivalent to the greater of (a) one full year of base pay and benefits; or (b) the base pay and benefits for the remaining term of the employment agreement. In addition, within forty-five days of her termination, we are obligated to pay her the pro rata portion of the bonus earned as of her termination date. In addition the portion of Ms. Danenberg’s options that are vested as of the date of her termination shall be exercisable for one year from the date of her termination. In the event the employment agreement is terminated because of Ms. Danenberg’s death, or because of a disability as defined in the employment agreement, Ms. Danenberg or her estate will be entitled to receive her base pay and pro rata bonus earned as of the date of death or disability, and we will provide benefits coverage for a period of 12 months following the date of such death or disability to Ms. Danenberg or her heirs as the case may be.

In the event a change in control occurs during Ms. Danenberg’s employment, she has agreed not to resign her employment voluntarily for a period of six months following the effective date of the change in control. If she is terminated within such six-month period without cause or she resigns for good reason, in addition to any other benefits to which she is entitled and provided she executes a release of claims, Ms. Danenberg will be entitled to a lump sum payment equivalent to a month of base pay at her then current annual rate for each month during such six-month period for which she has yet to complete service to us at the time of such termination, within forty-five days following such termination. The employment agreement also places certain confidentiality, assignment of inventions and nonsolicitation obligations on Ms. Danenberg.

The Stankovich Employment Agreement

We have entered into an Employment Agreement with Thomas Stankovich, dated as of October 25, 2006, as amended on May 29, 2007 for the position of Vice President and Chief Financial Officer. He commenced employment on November 27, 2006. The agreement has an initial term of three years with automatic one-year renewal terms thereafter. The agreement provides for Mr. Stankovich to receive an initial base salary of $220,000 per year. Mr. Stankovich also is eligible to earn an annual bonus based upon our meeting certain performance targets and his meeting personal objectives as agreed upon with the CEO and approved by our board of directors.

We granted Mr. Stankovich a non-qualified stock option under the 2006 Stock Plan, in an amount equal to 1% of the number of shares of our common stock outstanding on November 27, 2006, on a fully diluted basis, or 70,976 options, at an exercise price equal to the IPO Price. The shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date. The options will vest immediately upon a change in control. Mr. Stankovich will be eligible for additional option grants as approved by our board of directors. In the event that a change in control occurs within the first year of Mr. Stankovich’s employment, and regardless of whether he is terminated, we are obligated to give him a cash payment equal to six months salary at his base salary rate at the time of change in control, as defined in the employment agreement.

In the event that a change in control occurs within the second or third years of his employment, regardless of whether he is terminated, we are obligated to give him a cash payment equal to nine months salary at his base salary rate at the time of the change in control. In the event that Mr. Stankovich’s employment is terminated without cause or he resigns for good reason as defined under the agreement, during the first year of his employment, we are obligated to pay him severance equal to six months salary at his base salary rate at the time of termination. In the event that Mr. Stankovich’s employment is terminated without cause or he resigns for good reason within the second or third years of his employment, we are obligated to pay him severance equal to nine months salary at his base salary rate at the time of termination. In the event of Mr. Stankovich’s termination without cause, the portion of his options that are vested as of the date of his termination shall be exercisable for one year from the date of his termination. The employment agreement also places certain confidentiality, assignment of inventions and non-solicitation obligations on Mr. Stankovich.

The Clark Employment Agreement

We have entered into an Employment Agreement with James Clark, dated as of October 26, 2006, for the position of Vice President and Chief Operating Officer. The agreement provides for Dr. Clark to receive an initial base salary of £120,000 (approximately $230,000) per year. Dr. Clark also is eligible to earn an annual bonus based upon our meeting certain performance targets and his meeting personal objectives as agreed upon with the CEO and approved by our board of directors. Dr. Clark is eligible to participate in our employee benefit plans and we are required to reimburse him for reasonable business-travel expenses. Should either Dr. Clark or we give the other notice of the intention to terminate Dr. Clark’s employment, we may elect to terminate his employment immediately and we will be obligated, upon so electing, to pay to Dr. Clark a sum equal to his base salary exclusive of any contractual bonus or benefit in kind for the unexpired portion of the contractual notice entitlement. This obligation ceases if Dr. Clark commences alternate employment within the entitled notice period.

We granted Dr. Clark a non-qualified stock option under the 2006 Stock Plan, in an amount equal to 1% of the number of shares of our common stock outstanding on November 1, 2006 on a fully diluted basis or 70,859 options, at an exercise price equal to the IPO Price. The shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date. The options will vest immediately upon a change in control. Dr. Clark will be eligible for additional option grants as approved by our board of directors. In the event of Dr. Clark’s termination without cause or for good reason, the portion of his options that are vested as of the date of his termination shall be exercisable for one year from the date of his termination. The employment agreement with Dr. Clark contains confidentiality, non-competition and non-solicitation provisions.

On February 9, 2009, in connection with the reduction of workforce pursuant to which the Company is closing its United Kingdom testing facility to consolidate services at its CLIA-certified laboratory facilities in Los Angeles, the Company terminated Dr. Clark. Dr. Clark will receive certain severance benefits pursuant to the terms of his employment agreement, as well as certain additional minimal severance payments required under United Kingdom employment laws.

The McNairn Employment Agreement

We have entered into an Employment Agreement with Denise McNairn, dated as of February 20, 2007, as amended on May 29, 2007 for the position of Vice President and General Counsel. The agreement has an initial term of three years with automatic one-year renewal terms thereafter. The agreement provides for Ms. McNairn to receive an initial base salary of $225,000 per year. Ms. McNairn also is eligible to earn an annual bonus of up to 35% of her base salary based upon our meeting certain performance targets and her meeting personal objectives as agreed upon with the CEO and approved by our board of directors. Ms. McNairn is eligible to participate in our employee benefit plans.

We granted Ms. McNairn a non-qualified stock option under the 2006 Stock Plan, in an amount equal to 1% of the number of shares of our common stock outstanding on February 20, 2007 on a fully diluted basis, or 71,278 options, at an exercise price equal to the IPO Price. The shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date. The options will vest immediately upon a change in control. Ms. McNairn will be eligible for additional option grants as approved by our board of directors.

In the event that a change in control occurs within the first year of Ms. McNairn’s employment, and regardless of whether she is terminated, we are obligated to make cash payments to her equal to six months salary at her base salary rate at the time of change in control, as defined in the employment agreement. In the event that a change in control occurs within the second or third years of her employment, regardless of whether she is terminated, we are obligated to make cash payments equal to nine months salary at her base salary rate at the time of the change in control. In the event that Ms. McNairn’s employment is terminated without cause or she resigns for good reason, as defined under the agreement, during the first year of her employment we are obligated to pay her severance equal to six months salary at her base salary rate at the time of termination. In the event that Ms. McNairn’s employment is terminated without cause or she resigns for good reason within the second or third years of her employment, we are obligated to pay her severance equal to nine months salary at her base salary rate at the time of termination. In the event of Ms. McNairn’s termination without cause, the portion of her options that are vested as of the date of her termination shall be exercisable for one year from the date of her termination. The employment agreement also places certain confidentiality, assignment of inventions and nonsolicitation obligations on Ms. McNairn.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2008, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date
Kathleen Danenberg President and CEO	6/17/08	—	11,500	$3.15	6/17/18
Kathleen Danenberg President and CEO	9/17/08	18,750	56,250	$3.05	9/17/18
Thomas Stankovich, Chief Financial Officer	9/17/08	7,500	22,500	$3.05	9/17/18
James Clark, Chief Operating Officer	9/17/08	7,500	22,500	$3.05	9/17/18
Denise McNairn, General Counsel	9/17/08	7,500	22,500	$3.05	9/17/18

We granted Ms. Danenberg non-qualified stock option under the 2006 Stock Plan, in the amount of 86,500 options at an exercise price equal to the fair market value of our common stock on the date of grant. One quarter of Ms. Danenberg’s options vested immediately upon the issuance of the options and the remainder shall vest in four equal installments over a four year period on the anniversaries of the grant date.

We granted Mr. Stankovich a non-qualified stock option under the 2006 Stock Plan, in the amount of 30,000 options at an exercise price equal to the fair market value of our common stock on the date of grant. A quarter of the shares vested on the date of grant and the remaining shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date.

We granted Mr. Clark a non-qualified stock option under the 2006 Stock Plan, in the amount of 30,000 options at an exercise price equal to the fair market value of our common stock on the date of grant. A quarter of the shares vested on the date of grant and the remaining shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date.

We granted Ms. McNairn a non-qualified stock option under the 2006 Stock Plan, in the amount of 30,000 options at an exercise price equal to the fair market value of our common stock on the date of grant. A quarter of the shares vested on the date of grant and the remaining shares vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2008 to each of our directors.

	Fees Earned $(a)	Option Awards $(b)	Total
Hubertus Spierings	24,000	18,577	42,577
Gary D. Nusbaum	24,000	12,790	36,790
John C. Ferrara	24,500	5,577	30,277
Kirk K. Calhoun	15,000	4,028	19,028
David R. Gandara, M.D.	13,300	4,306	17,606
David M. Smith	20,500	3,932	24,432
Michael Serruya	20,500	3,932	24,432
Tom DeMeester, M.D.	20,500	3,932	24,432

(a)	A full description of all fees paid to our directors is provided below. The cash portion of fees paid represent: 100% of the annual retainer and 100% of the committee meeting fees described below.
(b)	Represents the compensation expense related to outstanding stock options we recognized for the year ended December 31, 2008 under Statement of Financial Accounting Standards 123R. Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements for the year ended December 31, 2008.

On February 12, 2008, the Compensation Committee of the Board of Directors revised and adopted a director compensation policy. Under the terms of this policy, all new directors, upon commencement of their service on the board and all current directors, beginning with fiscal year 2008 will receive the following:

An annual retainer of $20,000 to be paid quarterly in arrears on the last day of the quarter.

An option to purchase 11,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, vesting quarterly over a four-year period, and an option to purchase 11,500 shares of common stock, vesting quarterly over a period, each year thereafter. Continued vesting of the options is subject to continued service on the board of directors.

All members of the audit committee, the compensation committee and the nominating and governance committee of the board of directors also will receive a payment of $500 for each meeting of the respective committee attended, either in person or telephonically.

The Chairman of each of the committees of the board of directors will receive a payment of $750 for each meeting of the committee meetings attended, either in person or telephonically.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.responsegenetics.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of SingerLewak LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2008, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and SingerLewak LLP, our independent auditors;

•	Discussed with SingerLewak LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and
•	Received written disclosures and the letter from SingerLewak LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with Singer Lewak LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and SingerLewak LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Members of the Response Genetics, Inc.
Audit Committee on March 27, 2009.
John C. Ferrara
Gary D. Nusbaum
Kirk K. Calhoun

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the fiscal year ended December 31, 2008. None of our directors, officers or 10% shareholders were required to file an Annual Statement of Beneficial Ownership on Form 5.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions that were entered into with our executive officers, directors or 5% stockholders during the prior fiscal year. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our audit committee or a majority of our independent directors who do not have an interest in the transactions and who will have access, at our expense, to our or independent legal counsel.

Royalty Payment Related to University of Southern California

While employed at USC, Kathleen Danenberg, our President, Chief Executive Officer and a director, developed and patented (RGI-1). USC retains ownership of this patent but has exclusively licensed this technology to us. In consideration for this license, we are obligated to pay as royalties to USC a percentage of the net sales of products or services using the technology, and to meet a certain minimum in royalty payments. Pursuant to USC policy, the inventors of technology owned by the University and then licensed for commercialization are paid a portion of royalties received by the University from the licensed technology. USC therefore pays a portion of royalties received from us to Ms. Danenberg in recognition of her invention. Amounts paid to Ms. Danenberg by USC amounted to $34,658 and $29,993 respectively, for the years ended December 31, 2007 and 2008, respectively.

ELECTION OF DIRECTORS

(Notice Item 1)

On April 22, 2009, our Board of Directors voted to nominate Tom DeMeester, M.D., Kathleen Danenberg, Hubertus Spierings, Gary D. Nusbaum, John C. Ferrara, Kirk K. Calhoun, David R. Gandara, M.D., Michael Serruya and David M. Smith for election at the annual meeting, each for a term of one year to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Tom DeMeester, M.D., Kathleen Danenberg, Hubertus Spierings, Gary D. Nusbaum, John C. Ferrara, Kirk K. Calhoun, David R. Gandara, M.D., Michael Serruya and David M. Smith. In the event that any of the nominees becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of Tom DeMeester, M.D., Kathleen Danenberg, Hubertus Spierings, Gary D. Nusbaum, John C. Ferrara, Kirk K. Calhoun, David R. Gandara, M.D., Michael Serruya And David M. Smith As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 2)

The Audit Committee has appointed SingerLewak LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2009. The Board proposes that the stockholders ratify this appointment. SingerLewak LLP audited our financial statements for the fiscal years ended December 31, 2008 and 2007, respectively. Good Swartz Brown & Berns LLP has provided us services for tax preparation, tax planning and consulting. Aggregate fees for professional services rendered for us by SingerLewak LLP and Good Swartz Brown & Berns LLP for the audit of the Company's annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees billed for other services rendered by SingerLewak LLP and Good Swartz Brown & Berns LLP during those periods were as follows:

	2008	2007
Audit fees(1):	$372,893	$300,025
Audit related fees(2):	—	—
Tax fees(3):	$102,850	$81,365
All other fees(4):	$97,684	—
Total	$573,432	$381,390

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2)	The Company did not incur fees in this category during 2008 and 2007.
(3)	Tax fees consist principally of assistance with matters related to preparation of tax returns as well as tax compliance and reporting and consulting.
(4)	All other fees relate to work involving Sarbanes-Oxley reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
3.	Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.	Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The percentage of the hours expended on SingerLewak LLP engagement to audit our financial statements for the fiscal year ended December 31, 2008 that was attributed to work performed by persons other than SingerLewak LLP’s full-time, permanent employees was 0%.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent public accountants.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of
Singer Lewak LLP As Independent Public Accountants, And Proxies Solicited
By The Board Will Be Voted In Favor Of Such Ratification Unless A
Stockholder Indicates Otherwise On The Proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2010 Annual Meeting of Stockholders, stockholder proposals must be received no later than 120 days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2009 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than 75 days prior to the date that is one year from this year’s mailing date and no later than 45 days prior to the date that is one year from this year’s mailing date. Proposals that are not received in a timely manner will not be voted on at the 2009 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Thomas Stankovich, Vice President, Chief Financial Officer and Secretary, 1640 Marengo St., 6th Floor, Los Angeles, California 90033.

Los Angeles, California
April 30, 2009

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.responsegenetics.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Thomas Stankovich, Vice President, Chief Financial Officer and Secretary, 1640 Marengo St., 6th Floor, Los Angeles, California 90033.

0

# RESPONSE GENETICS, INC.

**PROXY FOR ANNUAL MEETING OF STOCKHOLDERS**

**JUNE 16, 2009**

**RESPONSE GENETICS, INC.'S BOARD OF DIRECTORS SOLICITS THIS PROXY**

**As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.**

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 30, 2009 in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. EST on Tuesday, June 16, 2009 at The New York Palace Hotel, 455 Madison Avenue, New York, NY 10022 and hereby appoints Thomas Stankovich and Denise McNairn, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Response Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

**(Continued and to be signed on the reverse side)**

14475

ANNUAL MEETING OF STOCKHOLDERS OF

# RESPONSE GENETICS, INC.

**June 16, 2009**

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**:
The Notice of Meeting, proxy statement, proxy card and annual report on form 10-K are available at www.responsegenetics.com

## Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930000000000000000 3 061609

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kirk K. Calhoun
- ○ Kathleen Danenberg
- ○ Tom DeMeester, M.D.
- ○ John C. Ferrara
- ○ David R. Gandara, M.D.
- ○ Gary D. Nusbaum
- ○ Michael Serruya
- ○ David M. Smith
- ○ Hubertus Spierings

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.**

**In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.**

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# RESPONSE GENETICS, INC.

**June 16, 2009**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

**TELEPHONE** - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

| | |
|---|---|
| **COMPANY NUMBER** | |
| **ACCOUNT NUMBER** | |
| | |

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
The Notice of Meeting, proxy statement, proxy card and annual report on form 10-K are available at www.responsegenetics.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20930000000000000000 3 061609

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**NOMINEES:**
- ○ Kirk K. Calhoun
- ○ Kathleen Danenberg
- ○ Tom DeMeester, M.D.
- ○ John C. Ferrara
- ○ David R. Gandara, M.D.
- ○ Gary D. Nusbaum
- ○ Michael Serruya
- ○ David M. Smith
- ○ Hubertus Spierings

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

**This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.**

**In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.**

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.